Exhibit 99.1

LICENSE AGREEMENT

This License Agreement (the "Agreement") effective as of this 2 day of April, 2012 (the "Effective Date") by and between Next Fuel, Inc., a Nevada corporation ("LICENSOR") and PT ENVIRO ENERGY, a INDONESIAN limited liability company ("LICENSEE").  LICENSOR and LICENSEE are jointly referred to in this Agreement as the "Parties".

RECITALS

LICENSOR and LICENSEE agree that the terms and conditions set forth below will apply to the license of certain intellectual property described in this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

For all purposes of this Agreement the following terms, whether used in the singular or plural, will have the meanings specified below:

1.1         "Affiliate" means any corporation or entity that controls, is controlled by, or is under common control with LICENSEE.  A corporation or other entity shall be regarded as in control of or controlled by another person, corporation or other entity if (i) it owns or directly or indirectly controls more of the voting stock or other ownership interest of the other corporation or entity than any other owner, or has the right to acquire such ownership position, or (ii) if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or (iii) if it possesses, directly or indirectly, the power to elect or appoint more of the members of the governing body of the corporation or other entity than any other person or has the right to acquire such voting power.

1.2         "Amendments" means a mixture of materials supplied by LICENSOR as part of the Licensed Technology that is pumped into Carbonaceous Deposits.

1.3         "Applicable Royalty Percentage" means the royalty rate set forth on Schedule 2 to this Agreement. ()

1.4         "Carbonaceous Deposits" means coal, lignite and other deposits

1.5         "Competing Technology" means any technology, equipment, product, process or service that increases the amount of natural gas produced by any coal, lignite or other deposits during any period.

1.6        "Development Partner" means any person or entity (other than LICENSEE or any Affiliate of LICENSEE) authorized by LICENSEE to utilize any Licensed Technology that owns and/or operates a business in the Licensed Territory.

1.7         "Development Partner Sales" means all sales of natural gas produced from any Licensed Gas Field.

1.8         "Licensed Field of Use" is limited to production of natural gas from Carbonaceous Deposits.

1.9         "Licensed Gas Field" means any and all tracts of land, whether or not dry land or submerged under any body of water from which natural gas is obtained where the amount of natural gas is or could be affected by use of the Licensed Technology on that tract or land or of an adjacent or non-adjacent tract of land, whether or not any Pumping Units are operating on that particular tract of land.

1.10       "Licensed Intellectual Property" means the Patent Rights (whether or not the Patent Rights have resulted in issuance of any Valid Claim(s)) and the trade secrets, know how and firmware included in the Licensed Technology.

1.11       "Licensed Technology" means the trade secrets, know-how and inventions, whether or not patented or patentable, existing on the date of this Agreement that is listed on Schedule 1 to this Agreement.

1.12       "Licensed Territory" means the geographic territory identified as the Licensed Territory on Schedule 2 to this Agreement.

1.13       "Natural Gas Price Index" means the index described on Schedule 2 to this Agreement.

1.14       "Patent Rights" means LICENSOR's rights in the patent applications listed on Schedule 1 to this Agreement, and to all rights of priority to the same pursuant to the International Convention for the Protection of Intellectual Property, and to any and all patent applications filed in other countries on the inventions of said patent applications, including, but not limited to, any and all continuations, continuations-in-part, divisions or extensions of any United States of America or other country patent application based thereon, and in any and all patents of any all other countries, or reissues thereof which may be granted therefor or thereon.

1.15       "Per Pumping Unit Payment" means the amount denominated in US Dollars set forth in Schedule 2 to this Agreement as the same is adjusted from time to time as described on Schedule 2 to this Agreement.

1.16       "Pumping Unit" means any and all pumps utilized to deploy any of the Licensed Technology.

1.17       "Technical Information" means any and all information related to the Licensed Technology.

1.18        "Term of this Agreement" means the period of time that begins on the effective date of this Agreement and that ends upon the earlier to occur of: (i) the Termination Date set forth on Schedule 2 of this Agreement or (ii) such earlier date as this Agreement is terminated pursuant to Article V of this Agreement.

1.19       "U .S." means the United States of America

1.20      "Valid Claim" means any claim of an issued patent or any provisional, regular or other patent application within the Patent Rights which, at that time: (i) has not expired and (ii) has not been finally declared unenforceable or invalid by a court or other governmental agency of competent jurisdiction and from which no appeal can be taken.

ARTICLE II

LICENSE GRANT

2.1.       License Grant.  Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts from LICENSOR, for the Term of this Agreement a non-exclusive right and license, (not including any right to sublicense or transfer except as described below) to the Licensed Intellectual Property solely for Licensed Gas Fields in the Licensed Territory and solely in the Licensed Field of Use.

2.2.       Sublicense.  LICENSEE shall not have any right to grant any sublicense, of the rights granted herein except to Development Partners in the Licensed Territory approved by LICENSOR, which approval shall not unreasonably be withheld.  LICENSOR may condition approval of any sublicense on the Development Partner executing and delivering agreements and other instruments that assures the Development Partner and its successors and assigns of the Licensed Gas Fields will pay the amounts due and will maintain the confidentiality of LICENSOR's trade secrets.

2.3.       Security Interest Conditions to Exercise of Rights. Exercise by LICENSEE of the rights granted herein with respect to any Licensed Gas Field is conditioned upon execution and delivery to LICENSOR of such agreements and other documents that shall provide LICENSOR with security interests and liens satisfactory to LICENSOR on all Licensed Gas Fields, gas and Carbonaceous Deposits to secure the legal obligations of LICENSEE, Development Partners, sublicensees and all transferees of the Licensed Gas Fields to make the payments and perform their obligations required by this Agreement.  Immediately upon execution and delivery of this Agreement LICENSOR and LICENSEE will consult with legal counsel in the Licensed Territory to develop appropriate agreements and documents.  LICENSOR and LICENSEE will each pay half the cost of such legal advisers.  If documents satisfactory to LICENSOR are not prepared within sixty (60) days after the date of this Agreement, LICENSOR may terminate this Agreement at any time without penalty in its sole discretion.

2.4.       Government Rights.  Notwithstanding the right and license granted in Section 2.1 of this Agreement, LICENSEE'S right and license under this Agreement is subject to any rights of the United States Government pursuant to any contract, grant or similar funding agreement between LICENSOR and the United States Government.

2.5.       Limited License.  Except as expressly provided for in this Agreement, no license or other rights, either express or implied, are granted by LICENSOR to LICENSEE by the execution of this Agreement or the transfer of any prototypes, materials or information hereunder.

2.6.       Restrictions.  LICENSEE hereby agrees not to develop, sell, manufacture, deliver, provide, market, distribute, sell or otherwise transfer, Competing Technology.

ARTICLE III

PAYMENT OBLIGATIONS

3.1         Payment Obligations.  LICENSEE will make the following payments to LICENSOR in accordance with Schedule 2 to this Agreement:

(a)        An upfront payment to LICENSOR upon signing this Agreement in the amount set forth on Schedule 2 to this Agreement.

(b)        Periodic payments to LICENSOR in the amounts and as and when set forth on Schedule 2 to this Agreement.

(c)        A payment equal to the higher of (i) the Applicable Royalty Percentage (10%) of the gross sales prices of all natural gas produced at any Licensed Gas Field or (ii) the Per Pumping Unit Payment for the highest number of Pumping Units installed at any Licensed Gas Field at any time during the term of this Agreement.  If gas is used at any site by or for the benefit of any the producer instead of being sold, the Applicable Royalty Percentage shall be applied to the average price of the same volume of natural gas during the month of production as reflected in the Natural Gas Price Index or the contract price with any government or private organization provide LICENSOR approved such price.

(d)        For amendments at prices set forth on Schedule 2 to this Agreement.

(e)        For support and technology transfer as described on Schedule 2 to this Agreement.

3.2.        Timing Royalty Calculated, Earned and Paid -  Royalties will be calculated, earned and paid as follows:

(a)        Royalty or other payments will be paid in United Stated Dollars to LICENSOR at the principal offices of LICENSOR, or at such other place as LICENSOR may reasonably designate consistent with the laws and regulations controlling in any foreign country.  If any factors that affect calculation of royalties hereunder are based on any foreign currency the foreign currency shall be converted to Dollars (U. S.) and such conversion will be made by using the average exchange rate at a first-class foreign exchange bank selected by LICENSOR, subject to approval by LICENSEE which shall not unreasonably be withheld, for the calendar quarter period to which such royalty payments relate.

(b)       All royalty earned during any calendar quarter will be paid by LICENSEE to LICENSOR within thirty (30) days after the end of the calendar quarter.  Calendar quarters shall end on March 31, June 30, September 30 and December 31 of each year.  Notwithstanding the foregoing, when LICENSEE ceases to have rights pursuant to this Agreement, the last date on which LICENSEE has rights pursuant to this Agreement will be deemed to be the end of a calendar quarter for purposes of royalty calculation and payment.  (That last royalty calculation period is hereinafter referred to as the “Termination Period").  Except where specifically indicated to the contrary, all provisions of this Agreement related to calendar quarters shall apply to the Termination Period.  In no event shall LICENSOR be required to pay any refund to LICENSEE.

ARTICLE IV

TESTING, SUPPORT and SUPPLIES

4.1        Initial Performance Testing.  LICENSEE will have a right to test the Licensed Technology (itself, through the LICENSOR, or through a third-party testing service subject to the restrictions described in this Agreement) to verify performance.  All test results will be shared with LICENSOR and LICENSOR shall have a non-exclusive perpetual free right to use the test results in any manner LICENSOR determines.  LICENSEE will have a right to terminate this Agreement within thirty (30) days after receiving the test results without penalty, if the test results fail to satisfy the standards described on Schedule 2 to this Agreement.

4.2       Technology Transfer and Support Services.  LICENSOR shall provide reasonable technology transfer and support services to assist LICENSEE to utilize Licensed Technology at Licensed Gas Fields.  LICENSEE shall pay for all Pumping Units.  Each party will pay its own costs to transfer Licensed Technology and materials except that for the first six (6) months of this Agreement LICENSOR shall provide personnel reasonably required to assist such transfer without charge for salaries or for transportation to an interb=national airport agreed upon by LICENSOR AND LICENSEE.  LICENSEE shall pay all expemses of such personnel while in country.   LICENSEE shall at all times pay for the Pumping Units  and the proprietary amendments, which LICENSEE shall purchase from the LICENSOR at cost plus a 7.5% management fee.  ).  After such six months period, LICENSOR will thereafter provide reasonable support and material at LICENSEE’s expense.  LICENSEE will pay all costs for transfer of Licensed Technology to any Development Partner or third party.

4.3       Testing and Transfer Confidentiality. All testing and transfers will be covered by a Confidentiality and Intellectual Property Agreement in the form of Exhibit A hereto between LICENSOR and LICENSEE.  If LICENSEE utilizes a consultant, contractor or other third party, all third party contractors conducting testing or assisting in implementing technology transfer will: (i) be subject to approval by LICENSOR, which approval shall not be unreasonably withheld, and (ii) will execute and deliver with LICENSOR an agreement in the form of Exhibit A hereto.

4.4        Testing and Transfer Intellectual Property Ownership   . Prior to Full Scale Field Operations, LICENSEE, will initiate testing the Licensed Technology within the Licensed Field of Use on the Licensed Territory.  LICENSEE will own any and all inventions and associated intellectual property LICENSEE's personnel or contractors (other than LICENSOR and LICENSOR's contractors) make without the assistance or input of LICENSOR, but LICENSEE hereby grants to LICENSOR a perpetual, worldwide, irrevocable royalty-free licenses to use for any purpose any such invention (and associated intellectual property) that constitutes an improvement or modification or derivative work to the LICENSED Technology of LICENSOR.  LICENSOR will own any and all inventions (and associated intellectual property) that LICENSOR's personnel or contractors make without the assistance or input of LICENSEE.  If any invention is made jointly by personnel of LICENSOR AND LICENSEE, each of LICENSOR and LICENSEE shall own such invention (and associated intellectual property) and shall be free to use, transfer, license, sub-license and otherwise commercialize such jointly owned invention (and associated intellectual property) without approval of the other.  Each party hereby agrees to take reasonable steps evidence the ownership of inventions (and associated intellectual property) as described in this Section and to cooperate in the protection of intellectual property associated with any such invention upon the request of the other party.

4.5        Commercialization Efforts.  LICENSEE hereby agrees to use commercially reasonable efforts to commercialize the Licensed Technology within the Licensed Territory and not to use or transfer any Licensed Technology outside the Licensed Territory and at a minimum shall include the efforts and time schedule listed on Schedule 2 of this Agreement.

ARTICLE V

TERMINATION

5.1         Expiration of Term.  This Agreement shall automatically terminate upon expiration of the Term of this Agreement (as defined in Article I of this Agreement) and may be terminated earlier than expiration of the Term of this Agreement provided below.

5.2         Sublicenses - Any attempt to sub-license, or any unauthorized transfer, by LICENSEE of any rights or confidential information granted or provided pursuant to this Agreement shall cause automatic and immediate termination of the rights of LICENSEE under this Agreement.

5.3         Bankruptcy Modification of Obligations.  If LICENSEE becomes bankrupt or insolvent, or files a petition in bankruptcy, or if the business of LICENSEE is placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of LICENSEE or otherwise: (i) all rights of LICENSEE pursuant to this Agreement shall terminate immediately, except the right to exercise the licenses granted pursuant to Section 2.1 of this Agreement (for avoidance of doubt the technology transfer, support, credit and their obligations of LICENSOR shall immediately terminate), (ii) LICENSEE shall immediately begin paying royalties and providing all reports pursuant to this Agreement within ten days after the end of each calendar month instead of after the end of each quarter, and (ii) LICENSOR shall be entitled to take such action as shall be reasonable to protect the confidentiality and ownership of the Licensed Intellectual Property and Licensed Technology.

5.4         Breaches or Defaults.  If LICENSEE at any time defaults (i) in the payment of any license fee, royalty or other payment, or (ii) in providing any report due under this Agreement, or (a) makes any knowingly false report, or (b) commits a material breach of any covenant or undertaking set forth herein, LICENSOR will have the right, in addition to all other remedies available, to terminate the license under this Agreement by giving LICENSEE ten (10) days prior written notice of such termination, provided, however, that if LICENSEE will have rectified such default or breach within such ten-day period, this Agreement will remain in effect and the rights and licenses herein granted will be in force as if no default or breach had occurred on the part of LICENSEE.  Notwithstanding the foregoing, no cure period shall be afforded for breaches after two prior breaches of the same or similar nature have occurred.

5.5         Effect of Termination.  Upon expiration or termination of this Agreement, the license granted to LICENSEE pursuant to Article II of this Agreement shall immediately terminate, except that LICENSEE and any sub-licensee and Development Partner shall have an obligation to continue paying the Applicable Percentage Royalties and the Per Pumping Unit Payment as provided in Article III hereof for all Licensed Gas Fields until each Licensed Gas Field ceases to produce gas, which obligation shall be revived at any time a dormant Licensed Gas Field resumes gas production.  For avoidance of doubt, the obligation to pay shall survive removal of all Pumping Units, because the benefits of the Licensed Technology survives removal of the Pumping Units.  Following termination or expiration, LICENSEE shall continue to have the obligation to pay royalty as provided in Article II of this Agreement.

5.6        No Release.  Upon expiration or termination of this Agreement for any reason, nothing herein will be construed to release either party from any obligation accrued prior to the effective date of such termination.

5.7         Reversion to LICENSOR.  Upon expiration or termination of this Agreement for any reason, all rights granted herein will immediately revert to LICENSOR.

ARTICLE VI

RECORDS REPORTS AND AUDIT RIGHTS

6.1         Books and Records.  LICENSEE will keep and maintain and will require any and all sub-licensees, Affiliates and Development Partners (as defined in Article I hereof) to keep and maintain for five (5) years following the end of the calendar year to which such records and books pertain complete, accurate and correct records and books relating to any and all factors that are relevant to determining the amount of payments due to LICENSOR, including, without limitation: (i) the location and boundaries of all Licensed Gas Fields (as defined in Article I hereof) , (ii) the contact information for all Development Partners and sub-licensees and their Affiliates, (iii) the number and location of all Pumping Units, (iv) the volume of natural gas produced at any and all Licensed Gas Fields, (v) the sale prices of all natural gas produced at any and all Licensed Gas Fields and (vi) any and all payments or consideration associated with this Agreement.  LICENSOR shall have the right to inspect and copy such books ad records and any and all Licensed Gas Fields at any time upon reasonable notice.

6.2        Reporting Obligation.  LICENSEE will provide to LICENSOR written reports for each calendar quarter ending on March 31, June 30, September 30 and December 31 of each calendar year (and the Transition Period is defined in Section 3.2) during the term of this Agreement (and after the term of this Agreement to the extent any payment obligation survives termination of this Agreement, within thirty (30) days after the end of each such calendar quarter, a written report setting forth both for LICENSEE and for all Affiliates the following information:

(a) the location and boundaries of all Licensed Gas Fields (as defined in Article I hereof) (and all geological surveys and other data and information reasonably pertinent to determining the location and boundaries of all Licensed Gas Fields, if requested by LICENSOR),

(b) the contact information for all Development Partners and sub-licensees and their Affiliates,

(c) the number and location of all Pumping Units,

(d) the volume of natural gas produced at any and all Licensed Gas Fields,

(e) the sale prices of all natural gas produced at any and all Licensed Gas Fields and

(f) any and all payments or consideration associated with this Agreement. and

(g) Amounts expended and other efforts to promote the Licensed Technology.

LICENSEE will remit to LICENSOR with each such report and on the date specified above the full amount of any and all payments due.

6.3        Audit Rights.  Books and records of account kept by LICENSEE as provided above for all periods not longer than three calendar years before the audit request shall be made available by LICENSEE upon reasonable notice (but in any event not longer than ten (10) days after the audit request notice), during normal business hours for examination by one or more independent auditors of LICENSOR ' s choosing who will be permitted to enter upon the premises of LICENSEE to examine such books and records to verify all amounts payable to LICENSOR under this Agreement and make and retain copies of any and all parts of said books and records of account, including invoices that are relevant to any report required to be rendered by the LICENSEE. Said copies will be provided at no cost to LICENSOR.  Any amount found to have been owed but not paid will be paid promptly (within 15 days) to LICENSOR with interest at the rate of fifteen percent (15%) per year.  Any amount overpaid will be credited against future payments until the amount of the overpayment is exhausted.  In the event any such audit shows that LICENSEE has underpaid its royalty obligation hereunder by five percent (5%) or Five Thousand Dollars ($5,000 U.S.), whichever is less, or more during any calendar quarter, LICENSEE will reimburse LICENSOR for LICENSOR'S out-of-pocket expenses for such audit.  LICENSOR shall be entitled to conduct only one such audit during each calendar year.  The scope of such audit shall include all factors that affect the amount of payment due LICENSOR, including, without limitation, LICENSEE's Contribution Margin.  Each audit shall cover such time period(s) as LICENSOR specifies, but no audit shall be for a period longer than three years.

ARTICLE VII

REPRESENTATIONS WARRANTIES INDEMNIFICATION

7.1         Representations of LICENSOR.  LICENSOR hereby represents and warrants to LICENSEE with respect to the Licensed Intellectual Property as follows:

(a)         LICENSOR is the sole and exclusive owner or has control of the Licensed Intellectual Property, except that no representation is made as to exclusive ownership or control of Trade Secrets included in the Licensed Intellectual Property.

(b)         LICENSOR has not granted or conveyed any rights to any third party inconsistent with the rights to the Licensed Intellectual Property within the Licensed Territory in the Licensed Field of Use licensed to LICENSEE under this Agreement.  LICENSOR is not aware of any Patent Rights that would be infringed by LICENSEE's exercise or practice of the inventions claimed in the Patent Rights for Licensed Technology within the Licensed Territory in the Licensed Field of Use.

(c)         LICENSOR has not misappropriated or otherwise violated trade secret, copyright or other similar rights of any person or entity in creating the Licensed Intellectual Property.

7.2         Representations of LICENSEE.  LICENSEE hereby represents and warrants and covenants to LICENSOR that LICENSEE will comply with the scope of the licensed rights, including, without limitation, rules about sub-licensing, record keeping and reporting obligations, and confining its activities with respect to Licensed Technology within the Licensed Territory in the Licensed Field of Use.

7.3         Indemnification for Breach of Representations.  Each Party hereby agrees to defend, indemnify and hold harmless the other party against any and all liabilities to others arising from a claim or suit based on a breach of the representations and warranties or covenants of such Party set forth above in this Article VII.  The Party who made the representation, warranty or covenant, and who has an obligation to provide indemnification, is hereinafter referred to as the “INDEMNITOR.”  The Party seeking indemnification is hereinafter referred to as the “INDEMNITEE.”  In the event of any actual or threatened claim or suit which is subject to the indemnification obligations of a Party, INDEMNITEE shall promptly give written notice thereof to INDEMNITOR (which notice shall specify the nature of the claim in sufficient detail to enable INDEMNITOR to determine whether INDEMNITOR has an indemnification obligation with respect to such claim.  INDEMNITOR will defend or otherwise deal with such claim or suit using legal counsel and experts selected by INDEMNITOR in its sole discretion.  If within thirty (30) from receiving notice, INDEMNITOR fails to confirm in writing its obligation to defend or otherwise deal with such claim or suit, INDEMNITEE may defend such claim or suit using legal counsel and experts chosen by INDEMNITEE, and INDEMNITOR agrees to pay the costs, including reasonable attorneys' fees, involved in the defense and/or settlement of the claim or suit.  In the event such claim or suit alleges infringement of third party intellectual property rights, INDEMNITEE shall cease utilizing the rights granted herein.  To minimize potential damages to the extent the same may be resolved or damages minimized by replacing any infringing Licensed Intellectual Property with a functionally equivalent non-infringing technologies, the INDEMNITOR may in its sole discretion choose to resolve the claim by such replacement.  If INDEMNITEE is advised by legal counsel that a conflict of interest exists between INDEMNITEE and INDEMNITOR, then INDEMNITEE may participate in the defense using legal counsel of its choosing at INDEMNITEE's expense.  The Parties hereby agree to provide the party defending the claim with such information as is reasonably requested.  To the extent such cooperation requires expenditures or unreasonable amounts of time, a Party may condition such cooperation on reasonable compensation for such cooperation.  In no event shall any INDEMNITEE be authorized to admit liability on behalf INDEMNITOR, commit any INDEMNITOR to pay any amount, or amend or otherwise change any Intellectual Property Rights of INDEMNITOR, without the prior written consent of INDEMNITOR in its sold discretion.

7.4         Liability Insurance.  LICENSEE will carry liability insurance at LICENSEE expense, to assure its obligations under Section 10.3 (a) of this Agreement.  LICENSEE will include satisfactory evidence of such insurance with each quarterly report required by Article VI of this Agreement.  Such insurance will be in at least the follow amounts: (i) for Commercial General Liability, including, but not limited, to products, contractual, fire, legal and personal injury in the amount of One Million ($1,000,000) Dollars (U.S.) combined single limits for bodily injury and property damage, and (ii) products liability: Five Hundred Thousand ($500,000) Dollars (U.S.)

ARTICLE VIII

INTELLECTUAL PROPERTY PROTECTION

8.1        Trade Secrets and Confidentiality.  The Licensed Intellectual Property includes valuable trade secrets.  Both LICENSOR and LICENSEE will take commercially reasonable action to protect the confidentiality of all such trade secrets and will not disclose such trade secrets to third parties without the prior written consent of the other, except that LICENSOR may disclose trade secrets to Affiliates (as defined in Article I) to the extent reasonably necessary to conduct business with such Affiliates, but only if each such Affiliate executes and delivers a reasonable confidentially agreement in form and substance acceptable to LICENSOR. Such agreements shall have a term that protects confidentiality of the trade secrets as long as the trade secrets retain any value.  LICENSEE shall make all commercially reasonable efforts to monitor and enforce compliance with such confidentiality agreements.

8.2         Technical Information.  All Technical Information is supplied in confidence by LICENSOR solely for the use of LICENSEE under this Agreement and remains the property of LICENSOR.  After termination of this Agreement, LICENSEE shall, if LICENSOR so requests in writing, promptly return to LICENSOR, or its designee, all Technical Information (including all copies).  LICENSEE agrees:  (a) not to use or permit use of any Technical Information except in accordance with the licenses herein granted; (b) not to disclose any Technical Information to others expect to the extent such disclosure is necessary to LICENSEE's operations under this Agreement and only then if such disclosure is subject to the same limitations on the recipient as on LICENSEE; and (c) not to use, permit use of or disclose to others any Technical Information after termination of this Agreement except for information which is in the public domain through no fault of LICENSEE.  LICENSEE acknowledges that under the terms of this Agreement that LICENSOR shall supply or have supplied to LICENSEE certain Technical Information.  LICENSEE acknowledges and agrees that such components contain trade secrets material of LICENSOR.  LICENSEE agrees not to attempt to reverse engineer, reverse assemble or otherwise attempt to discern such Technical Information.  LICENSEE further agrees that it shall not use any Technical Information disclosed by LICENSOR or information developed by LICENSEE through the grant of the licenses in this Agreement, to contest or assist others in contesting the validity or infringement of any patent(s) licensed under this Agreement.

8.3        Protection of LICENSOR Rights.  Subject to Section 8.4 hereof, LICENSEE shall take all action required to enable LICENSOR to protect the Licensed Intellectual Property Rights within the Licensed Territory.

8.4         Infringement and Breach of Confidentiality Obligations.

(a)         LICENSOR may take any action against any infringer, or may refrain from taking action against infringers, in LICENSOR's sole discretion.  LICENSEE shall have no right to provide any notice of infringement, make any claim, commence any legal action, assert any counterclaim or defense or take any other action against any infringer the Patent Rights or persons who misappropriate the Licensed Intellectual Property without the prior written consent of LICENSOR, except that LICENSEE shall take action against persons who breach confidentiality and similar obligations that protect Licensed Intellectual Property under contracts to which LICENSEE and such third persons are parties.  LICENSEE will not settle or compromise any claim or action, including without limitation any declaratory judgments actions alleging invalidity or infringement of any of the Patent Rights or relating to breach of confidentiality or similar obligations in any manner without LICENSOR's express written consent.    LICENSEE shall not have any right to any settlement or damages recovered for infringement or breach of confidentiality or other obligations.

(b)         LICENSEE will promptly inform LICENSOR in writing of any alleged infringement by a third party of any of the patents within the Patent Rights, any other breach or misappropriation of Licensed Intellectual Property and any breach of any confidentiality obligations protecting any Licensed Intellectual Property and provide LICENSOR any available evidence of infringement, expropriation or breach.  LICENSOR shall have sole and exclusive right to take actions against alleged infringers and persons who expropriate or breach confidentiality obligations with respect to the Licensed Intellectual Property Rights, except that LICENSEE shall take action at LICENSOR’s request against persons with whom LICENSEE has a relationship misappropriating Licensed Intellectual Property or breaching contractual confidentiality obligations.  LICENSOR may take such action or not against infringers, and persons who misappropriate or breach confidentiality obligations in its sole discretion.

(c)         LICENSEE shall have no right to any interest in any judgment or award or settlement with infringers of the Licensed Intellectual Property Rights, except that if LICENSOR requests LICENSEE take action against persons who misappropriate Licensed Intellectual Property or violate confidentiality obligations, LICENSEE shall be entitled to recover its out of pocket expenses from any judgment or settlement

8.5         Export Controls.  It is understood that LICENSOR is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States Government or may require assurance from LICENSEE that LICENSEE will not export data or commodities to certain foreign countries without prior approval of such agency.  LICENSOR neither represents that a license will not be required nor that, if required, it will be issued.

8.6         No Contest of Patent.  LICENSEE agrees that in exchange for the licenses granted under this Agreement, that it will not contest the validity or infringement of any patent(s) licensed herein for the full term of the patent(s).  LICENSEE further agrees that it shall not assist any other party, directly or indirectly, in any way to contest the validity or infringement of any patent(s) licensed herewith for the full term of the patent(s).

8.7          Payments, Notices and Other Communications Any payment, notice, or other communication pursuant to this Agreement will be sufficiently made or given on the date of mailing if sent to such party by overnight courier (e.g. Federal Express) or certified first class mail, postage prepaid, addressed to it at its address below or as it will designate by written notice given to the other party: at the address on the signature page of this Agreement.

ARTICLE IX

LIABILITIES WARRANTIES LIMITATIONS

Neither party shall be entitled to indirect, incidental or consequential damages, including lost profits, based on any breach or default under this Agreement.  LICENSOR's liability to LICENSEE shall in all cases be limited to one half (1/2) of total payments made by LICENSEE to LICENSOR under this Agreement during the one-year period prior to the date the liability is determined.  All property, whether tangible or intangible, which may be delivered hereunder related to Licensed Intellectual Property, will be delivered on an "as is, where is" basis without any express or implied representation or warranty, except as set forth in Article VIII of this Agreement.  EXCEPT AS SET FORTH IN ARTICLE VII OF THIS AGREEMENT.  NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER.  LICENSOR HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, IMPLIED REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED REPRESENTATIONS AND WARRANTIES ARISING FROM ANY COURSE OF DEALING, USAGE, OR TRADE PRACTICE.  LICENSOR ASSUMES NO RESPONSIBILITY WITH RESPECT TO THE EXPLOITATION OR COMMERCIALIZATION OF THE PATENT RIGHTS OR THE MANUFACTURE, USE, SALE, LEASE OR DISTRIBUTION OF ANY METHODS, PROCESSES, APPARATUS, DEVICES, SYSTEMS, PRODUCTS, ARTICLES AND APPLIANCES DERIVED FROM OR USING THE COVERED HEADSET DEVICES BY LICENSEE.  LICENSOR MAKES NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO THE VALIDITY OF PATENT RIGHTS, INCLUDING CLAIMS ISSUED OR PENDING OR THAT THE PRACTICE OF THE PATENT RIGHTS OR THE USE OF LICENSED INTELLECTUAL PROPERTY WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.  NEITHER PARTY WILL BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE OR ANY OTHER DIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES.

ARTICLE X

MISCELLANEOUS

10.1      Entire Agreement.  The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and will not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

10.2      Payments, Notices and Other Communications  Any payment, notice, or other communication pursuant to this Agreement will be sufficiently made or given on the date of mailing if sent to such party by overnight courier (e.g. Federal Express) or certified first class mail, postage prepaid, addressed to it at its address below or as it will designate by written notice given to the other party at the address on the signature page of this Agreement.

10.3       Severable.  The provisions of this Agreement are severable, and in the event that any provision of this Agreement will be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

10.4       Waiver.  The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

10.5       Successors.  This Agreement will be binding and inure to the benefit of the parties hereto and their respective affiliates, and permitted successors and assigns, except that LICENSEE may not assign its rights or obligations under this Agreement.

10.6       No Third Party Beneficiaries.  The representations, warranties, covenants, and undertakings contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns and such representations, warranties, covenants, and undertakings will not be construed as conferring any rights on any other party.

10.7       Not A Partnership.  Nothing contained in this Agreement will be deemed to place the parties hereto in a partnership, joint venture or agency relationship and neither party will have the right or authority to obligate or bind the other party in any manner.

10.8       Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

10.9       Consultation with Legal Counsel. Each party has consulted its own counsel during the drafting of this Agreement and agrees that in the event of a dispute the language of this Agreement will not be deemed to have been drafted by either individual party.

10.10     Survival of Termination.  The provisions of Articles III, V, VI, VII, VII and IX shall survive the termination or expiration of this Agreement.

10.11     Applicable Laws and Venue. This Agreement and all disputes related to this Agreement shall be governed by the laws of the State of Wyoming, except for any laws of that State which would cause the laws of any other jurisdiction to apply.  Any claim or dispute arising between the parties regarding the terms or performance of this Agreement will be adjudicated in the state or federal courts of Wyoming, and both parties consent to the exclusive jurisdiction of such courts.  Venue will lie only in a federal or state court located in the State of Wyoming.

10.12    LICENSOR will get advance consent From LICENSEE  for any field visits by anyone outside of this contract (example; Investors, Auditors, Potential Clients), which LICENSEE shall not unreasonably deny or delay...

10.13     Except as legally required data reporting, LICENSOR will get consent prior to using partners name in data representation.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this License Agreement as of the day and year first set forth above.

LICENSEE: /s/ Norman Sebastian By: PT. Enviro Energy Print Name: Norman Sebastian Title: President
Address for Notices:	S1 Letten S. Parman Rav. 77 Slipi, West Sumarta, 11410 Indonesia

LICENSOR: NEXT FUEL, INC., a Nevada corporation /s/ Robert H. Craig 2/3/12 Robert H. Craig Chief Executive Officer Address for Notices: 821 Frank Street Sheridan, WY 82801

LIST OF EXHIBITS AND SCHEDULES

Schedule 1	Description of Licensed Technology and Licensed Intellectual Property
Schedule 2	Prices and Other
EXHIBIT A	CONFIDENTIALITY AND INTELLECTUAL PROPERTY AGREEMENT (for LICENSEE, Development Partners and Sub-Licensees)

SCHEDULE 1
TO
LICENSE AGREEMENT
BETWEEN NEXT FUEL, INC. and _________ DATED AS OF February 3, 2012
DESCRIPTION OF LICENSED TECHNOLOGY and RELATED INTELLECTUAL PROPERTY

Technology and Intellectual Property include:

1.           U.S. Provisional Patent Application Serial No. 13/208,400 and or U.S. Provisional Patent Application Serial No. 61/374,796 entitled "Implementation Protocol for the Injection of Nutrients and/or Microorganisms needed for Microbial Enhanced Coalbed Methane Recovery", filed August 4, 2010 and any and all foreign counterpart patent applications currently existing or filed in the future (including without limitation, Peoples Republic of China Patent Application Serial No. 20100268938.37).

2.           Any and all test data, trade secrets, know-how and show-how relating to amendment recipes and technical information for enhanced self-sustaining biogenic methane production from coal and other carbonaceous deposits that any of the Sellers own or have any other license right however acquired..  Included without limitation is technology relating to such methane production through injection of amendments into a bed, and recirculating of such amendments into the bed to generate methane from materials in the bed, and including extraction and recovery of the methane.  Also included are the materials shown to the Buyers to disclose the technology, and including without, limitation, the technology deployed in field injection tests at Gillette, Wyoming in 2007, including sampling data from June 12, 2007.

3.           All documents, reports or other like records describing in detail the trade secrets, know-how and show-how referred to in paragraph 2 of this Schedule 1.

SCHEDULE 2

LICENSE AGREEMENT BETWEEN NEXT FUEL, INC. and _________
DATED ________, 2012

(1)  Termination Date: January 31, 2021

(2)  Licensed Territory:  Any properties within a twenty (20) kilometer radius of the center of the initial project (Mesuji Coal-to-Gas Project) in Sumarta Indonesia, which is 3.88728 degrees South and 105.36047 degrees East.

(3)  Applicable Royalty Percentage:  Ten (10%) Percent

(4)  Per Pumping Unit Payment: ___________ (____0__) U. S., which amount shall be adjusted higher and lower for changes in the Natural Gas Price Index that occur after January 1, 2012 with adjustments to be effective as of January 1st of each calendar year (with the first adjustment occurring on January 1, 20) for the maximum number of  Pumping Units installed at any time on Licensed Gas Fields during that calendar year or any preceding calendar year notwithstanding that the Natural Gas Price Gas Index is not reported until after January 1st of any year. The Natural Gas Price Index is _____________________ or such successor index as shall replace the same or the contract price with any government or private organization provide LICENSOR approved such price..

(5)  Upfront Payment:  LICENSEE shall pay LICENSOR _________ ($ ___0__) (U. S.) at the time of execution and delivery of this Agreement.

(6)  Periodic Payments:  LICENSEE shall pay the following amounts to LICENSOR on the following dates.

Due Date	Amount Due
None	None

(7)  Purchase Prices for Amendments: LICENSOR's cost plus 7.5% due one half before the order is placed and half due on delivery

(8)  Prices for Support and Technology Transfer: $40,000, which has been paid in full prior to the date of this agreement

(9)   Efforts LICENSEE is Required to Take:

(10)  Target Performance Standards for License Technology: